Exhibit 10.72

Grant No.

THE GAP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

The Gap, Inc. (the "Company") hereby grants to ________________ (the "Employee"), a stock option (“Option”) under The Gap, Inc. 2011 Long-Term Incentive Plan (the "Plan"), to purchase shares of common stock of the Company, $0.05 par value ("Shares"). This Option is subject to all of the terms and conditions contained in this Non-Qualified Stock Option Agreement, including the terms and conditions contained in the attached Appendix A and Appendix B (collectively, the “Agreement”). The date of this Agreement is _____________. Subject to the provisions of Appendix A and Appendix B of the Plan, the principal features of this Option are as follows:

Number of Shares Purchasable
with this Option:        __________________________________

Price per Share:            __________________________________

Date of Grant:    __________________________________

Date(s) Stock Option is Scheduled to become Exercisable:

Number of Shares         Latest Date
Vesting Date        Vesting on Vesting     Date    Option Expires

As provided in the Plan and in this Agreement, this Option may terminate before the date written above, including before the Option becomes exercisable or is exercised. For example, if Employee has a Termination of Service before the date this Option becomes exercisable, this Option will terminate at the same time as such termination. See paragraphs 5 and 6 of Appendix A for further information concerning how changes in employment affect termination of this Option. PLEASE BE SURE TO READ ALL OF APPENDIX A, APPENDIX B AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

IN WITNESS WHEREOF, the Company and the Employee have agreed to the terms of this Agreement, to be effective as of the date first above written.

THE GAP, INC.

Dated:    __________________________________

I understand that this Option is 1) subject to all of the terms and conditions of this Agreement (including the attached Appendix A and Appendix B) and of the Plan, 2) not considered salary, nor is it a promise for future grants of Options, 3) not a term or condition of my employment with the Company (or one of its Affiliates), and 4) made at the sole discretion of the Company.

APPENDIX A

TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION

1.    Grant of Option. The Company hereby grants to Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a non-qualified stock Option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of the number of Shares set forth on page 1 of this Agreement. The Option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

2.    Exercise Price. The purchase price per Share (the "Exercise Price") shall be equal to the price set forth on page 1 of this Agreement. The Exercise Price shall be payable in the legal tender of the United States.

3.    Number of Shares. The Option is subject to adjustment in accordance with Section 4.3 of the Plan. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the Option granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the Option would have been entitled. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation and Management Development Committee of the Company's Board of Directors (the "Committee"), whose determination in that respect shall be final, binding and conclusive. No fractional shares shall be issued under this Agreement. To the extent a fractional share is earned or exercised, the number of Shares shall be rounded down to the nearest whole number.

4.    Commencement of Exercisability. Except as otherwise provided in this Agreement, the right to exercise the Option awarded by this Agreement shall accrue as set forth on page 1 of this Agreement, assuming that Employee is still employed with, or providing consulting services to, the Company or an Affiliate through such date(s). If Employee is not employed with, or providing consulting services to, the Company or an Affiliate on such date(s), the Option shall terminate, as set out in paragraph 6.

5.    Postponement of Exercisability. Notwithstanding paragraph 4 or any other provision of this Agreement, prior to the date this Option is scheduled to become exercisable, the Committee, in its sole discretion, may determine that the right to exercise the Option awarded by this Agreement shall accrue on a date later than such date. The Committee shall exercise its power to postpone the commencement of exercisability only if the Committee, in its sole discretion, determines that Employee has taken a personal leave of absence (as determined from time to time by the Committee and in accordance with applicable law) since the date of this Agreement and such postponement is in compliance with applicable local laws. The duration of the period of postponement shall equal the duration of the personal leave of absence (or shorter period if necessary to comply with applicable local laws). If Employee does not return from the personal leave of absence, the Option shall terminate as set out in paragraph 6 as of the date the Employee is scheduled to return from personal leave of absence.

6.    Termination of Option. In the event that Employee has a Termination of Service for any reason other than Retirement (as defined below) or death, this Option shall immediately thereupon terminate, except that Employee shall have three (3) months from such termination to exercise any unexercised portion of the Option which is then exercisable (or, if earlier, until the date that is ten (10) years from the date of this Agreement). In the event of Employee's Retirement, Employee may, within one (1) year after the date of such Retirement, or within ten (10) years from the date of this Agreement, whichever shall first occur, exercise any unexercised portion of the Option (whether or not exercisable). In the event that Employee shall die while in the employ of the Company or an Affiliate, any unexercised portion of the Option (whether or not exercisable) may be exercised by Employee's beneficiary or transferee, as hereinafter provided, for a period of one (1) year after the date of Employee's death or within ten (10) years from the date of this Agreement, whichever shall first occur. Notwithstanding the preceding two sentences, in the event that within one year of the date of this Agreement, Employee dies or has a Termination of Service due to Retirement, this Option shall immediately thereupon terminate. For purposes of this Agreement, “Retirement” shall mean Employee’s Termination of Service for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least five (5) years of continuous service as an Employee of the Company or an Affiliate.

For purposes of this Agreement, Termination of Service shall have the meaning set forth in the Plan and be determined by reference to Employee’s active service without reference to any other agreement, written or oral, including Employee’s contract of employment (if any). Thus, in the event of Employee’s Termination of Service (whether or not in breach of local labor laws), unless otherwise expressly provided for under this Agreement, Employee’s right to vest in and exercise the Option, if any, will terminate effective on Employee’s Termination of Service and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the

Committee shall have the exclusive discretion to determine when the Employee has incurred a Termination of Service.
7.    Persons Eligible to Exercise. The Option shall be exercisable during Employee's lifetime only by Employee. The Option shall be non-transferable by Employee other than by a beneficiary designation made in a form and manner acceptable to the Committee (and provided the Committee allows for beneficiary designations), or by will or the applicable laws of descent and distribution.

8.    Death of Employee. To the extent exercisable after Employee’s death, the Option shall be exercised only by Employee’s designated beneficiary or beneficiaries, or if no beneficiary survives Employee or no beneficiary is designated, by the person or persons entitled to the Option under Employee’s will or in accordance with applicable local law, or if Employee shall fail to make testamentary disposition of the Option, his or her legal representative. Any transferee exercising the Option must furnish the Company (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the Option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the Option as prescribed in this Agreement.

9. Exercise of Option. The Option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof (and the amount of any income tax, social insurance, payroll tax, or other tax-related items related to Employee’s participation in the Plan and legally payable by the Employee (“Tax-Related Items”)), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the Option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. The Company reserves the right to restrict the methods of payment of the Exercise Price if necessary to comply with local law, as determined by the Company in its sole discretion.
10. Tax Withholding and Payment Obligations. Regardless of any action the Company or Employee’s employer (the “Employer”) takes with respect to any or all Tax-Related Items, Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Employee is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Employee further acknowledges that the Company and/or the Employer (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Employee’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
No payment will be made to Employee (or his or her estate or beneficiary) for an Option unless and until satisfactory arrangements (as determined by the Company) have been made by Employee with respect to the payment of any Tax-Related Items obligations of the Company and/or the Employer with respect to the Option. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from Employee’s wages or other cash compensation paid to Employee by the Company or the Employer; or
(b)    withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization); or
(c)    withholding in Shares to be issued upon exercise of the Option; or
(d)    surrendering already-owned Shares having a Fair Market Value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences.
If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares purchased, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Employee’s participation in the Plan. Employee shall pay to the Company or Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 10. Employee acknowledges and agrees that the

Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Employee fails to comply with his or her obligations in connection with the Tax-Related Items.

11. Nature of Grant. In accepting the Option, Employee acknowledges that:
(a)     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)         the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;
(c)        all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;
(d)        Employee’s participation in the Plan is voluntary;
(e)        the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Employee’s employment contract, if any;
(f)        the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(g)        the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(h)        the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Employee exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(i)        Employee also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar that may affect the value of the Option;
(j)         in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Employee irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and
(k)        the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
12.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying Shares. Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Employee’s participation in the Plan before taking any action related to the Plan.
13.    Data Privacy. Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and its Affiliates may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Employee understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Employee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Employee’s country. Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Employee’s local human resources representative. Employee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Employee may elect to deposit any Shares received upon exercise of the Option. Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan. Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Employee’s local human resources representative. Employee understands that refusal or withdrawal of consent may affect Employee’s ability to participate in the Plan or to realize benefits from the Option. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that he or she may contact his or her local human resources representative.
14.    No Rights of Stockholder. Neither Employee nor any person claiming under or through said Employee shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the Option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Employee.

15.    No Right to Continued Employment. Employee understands and agrees that this Agreement does not impact in any way the right of the Employer to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without good cause provided in accordance with applicable local law. Employee understands and agrees that unless contrary to applicable local law or there is an employment contract in place providing otherwise, his or her employment is "at-will" and that either the Employer or Employee may terminate Employee's employment at any time and for any reason subject to applicable local law. Employee also understands and agrees that his or her "at-will" status (if applicable) can only be changed by an express written contract signed by an authorized officer of the Company and Employee if the Employee’s employer is the Company.

16.    Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Legal Department, at The Gap, Inc., 2 Folsom, 13th Floor, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Employee shall be addressed to Employee at the address set forth beneath Employee's signature hereto, or at such other address as Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office or generally recognized international courier such as DHL or Federal Express.

17.    Non-Transferability of Option. Except as otherwise herein provided, the Option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said Option and the rights and privileges conferred hereby shall immediately become null and void.

18.    Maximum Term of Option. Notwithstanding any other provision of this Agreement, this Option is not exercisable after the expiration of ten (10) years from the date of this Agreement.

19.    Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

20.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

21.    Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

22.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23.    Modifications to this Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

24.    Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

25. Notice of Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.
26. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
27. Language. If Employee has received this Agreement, including Appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
28. Appendix B. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in Appendix B to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. As stated above, Appendix B constitutes part of this Agreement.

29. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
* * *

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS OF THE GAP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
NON-U.S. EMPLOYEES

Terms and Conditions

This Appendix B includes special terms and conditions applicable to Employee if Employee resides in one of the countries listed below. These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Notifications

This Appendix also includes country-specific information of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2011. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time that Employee exercises the Option or sell Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, please note that if Employee is a citizen or resident of a country other than the country in which he or she is currently working, or transfers employment after grant, the information contained in this Appendix may not be applicable to Employee.

CANADA
Form of Payment. Notwithstanding anything to the contrary in the Plan or the Agreement, the Employee is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items in connection with the Option.

The following provisions will apply to Employees who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
Authorization to Release and Transfer Necessary Personal Information. This provision supplements paragraph 13 of Appendix A of the Agreement:
Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and its Affiliates and the Committee, which administers the Plan, to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Affiliate to record such information and to keep such information in Employee’s employee file.

FRANCE
Taxation of Option. This Option is intended to be French tax-qualified.

Language Consent.  In accepting the grant of the Option and the Agreement which provides for the terms and conditions of the Option, Employee confirms that he or she has read and understood the documents relating to the Option (the Plan and the Agreement), which were provided in the English language. Employee accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette attribution d'Options et ce contrat qui contient les termes et conditions de cette attribution d'Options, l'employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. , L'employé en accepte les termes en connaissance de cause.
Exchange Control Information. Employee may hold Shares acquired under the Plan outside of France provided he or she declares all foreign accounts, whether open, current, or closed, in his or her income tax return. Furthermore, Employee must declare to the customs and excise authorities any cash or bearer securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000 (for 2011).

HONG KONG
Securities Law Notice. The Option and Shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company and its Affiliates. The Agreement, including this Appendix B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Option is intended only for the personal use of each eligible Employee of the Company or its Affiliates and may not be distributed to any other person. If Employee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Employee should obtain independent professional advice.
Settlement of Option and Sale of Shares. In the event Employee’s Option vests and Shares are issued to Employee within six months of the date of grant, Employee agrees that he or she will not dispose of any of such Shares prior to the six-month anniversary of the date of grant.
INDIA
Form of Payment. Notwithstanding anything to the contrary in the Plan or the Agreement, due to legal restrictions in India, Employee will not be permitted to pay the Exercise Price by using a cashless sell-to-cover method of exercise (under which method a number of Shares with a value sufficient to cover the Exercise Price, brokerage fees and any applicable Tax-Related Items would be sold upon exercise and Employee would receive only the remaining Shares subject to the exercised Option). The Company reserves the right to allow additional forms of payment depending on the development of local law.
Tax Information. The amount subject to tax at exercise may be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.
Exchange Control Obligations. Employee understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the proceeds into local currency within ninety (90) days of receipt. Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. Employee should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India or the Employer requests proof of repatriation.
INDONESIA
Form of Payment. Notwithstanding anything to the contrary in the Plan or the Agreement, due to local legal requirements, Employee will be required to pay the Exercise Price through the delivery of irrevocable instructions to a Company-designated broker to immediately sell all of the Shares acquired upon exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased (and any Tax-Related Items). The remaining proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Employee. The Company reserves the right to allow additional forms of payment depending on the development of local law.
Exchange Control Information. If Employee remits proceeds from the cashless exercise of the Option into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Employee must complete a “Transfer Report Form.” The Transfer Report Form should be provided to Employee by the bank through which the transaction is made.

KOREA

Exchange Control Information. If Employee remits funds out of Korea to pay the Exercise Price, his or her remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) Agreement; (ii) the Plan; (iii) a document evidencing the type of Shares to be acquired and the amount; and (iv) Employee’s certificate of employment. This confirmation is not necessary for cashless exercises since there is no remittance out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the proceeds to Korea within 18 months of the sale.

PEOPLE’S REPUBLIC OF CHINA

Mandatory Cashless Exercise. By accepting the Option, the Employee acknowledges and agrees that the Company or the Committee, in its sole discretion, has the right to determine that one of the following sales mechanism will be pursued: (1) immediate sale of the Shares issued upon the exercise of the Option ("Immediate Sale"); or (2) granting the Employee the right to hold the Shares issued upon the exercise of the Option for a period of time and then sell the Shares on a future day at their own discretion ("Normal Sale").. In the event of a Termination of Service, the Company or the Committee shall have the sole discretion to determine whether an Immediate Sale will occur. In any event, the Shares shall be sold within 6 months of a Termination of Service or before the expiration of the Plan (whichever is earlier). Such Shares will be transferred to a brokerage firm designated by the Company (the "Brokerage Firm"). The Brokerage Firm, on the Employee’s behalf, may, upon the Employee’s delivery of a properly executed written notice of exercise together with irrevocable instructions to the Brokerage Firm, thereafter immediately sell the Shares at the prevailing market price pursuant to any process for the sale set forth by the Company, and deliver the proceeds, less the Exercise Price, Tax-Related Items and any broker fees, to the Company or its designee, which would then remit the net proceeds to the Employee through the Company’s or Affiliate’s special purpose bank account in China. As a result of the immediate sale of Shares as set forth in this Appendix B, no Shares would be delivered to the Employee, and the Employee would not have any resulting rights as a shareholder of the Company.

Special Administration in China.  The Employee’s ability to exercise the Option shall be contingent upon the Company or its Affiliate obtaining approval from the State Administration of Foreign Exchange (“SAFE”) for Employee’s participation in the Plan (to the extent required as determined by the Company in its sole discretion) and the establishment of a SAFE-approved bank account. Employee understands and agrees that he or she will be required to immediately repatriate the proceeds from the exercise/ immediate sale of Shares to China. Employee further understands that such repatriation of proceeds may need to be effected through a special foreign exchange account established by the Company or Affiliate and Employee hereby consents and agrees that the proceeds from the exercise/ immediate sale of Shares may be transferred to such special account prior to being delivered to Employee’s personal account. Furthermore, Employee understands that due to SAFE approval requirements, there may be delays in delivering the proceeds to Employee, Employee will bear any exchange rate risk during the period between exercise and when the proceeds are delivered to him or her, Employee may be required to open up a U.S. dollar bank account to receive the proceeds and Employee may be required to pay the Company or an Affiliate the taxes due on the exercise prior to receiving the proceeds from exercise/ immediate sale of Shares. Furthermore, the Company may shorten the post-termination exercise periods if required by SAFE.

Please note that these special administration procedures will not apply to non Chinese Nationals.

The Company has the sole discretion to determine the mechanism to sell the Shares issued to Employee upon exercise of the Option. The provisions above pursuant to which Employee agrees to sell all Shares issued to him or her upon Termination of Service or immediately when the Shares are issued to him or her upon exercise at the then current market price is intended to be a plan pursuant to Rule 10b5-1 of the U.S. Securities Exchange Act of 1934 to the extent Employee is subject to this Act.  By signing the Agreement, Employee represents that he or she is not aware of any material non-public information about the Company at the time he or she is signing the Agreement.
SINGAPORE

Securities Law Notice. The grant of the Option is made in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA.
Director Notification Obligation. If Employee is a director, associate director or shadow director (i.e., a non-director who has sufficient control so that the directors act in accordance with the directions and instructions of this individual) of the Company’s local entity in Singapore, he or she is subject to notification requirements under the Singapore Companies Act. Some of these notification requirements will be triggered by Employee’s participation in the Plan. Specifically, Employee is required to notify the local Singapore company when he or she acquires or disposes an interest in the Company, including when Employee is granted the Option, receives Shares upon exercise and when Employee sells these Shares. The notification must be in writing and must be made within two days of acquiring or disposing of any interest in the Company (or within two days of initially becoming a director, associate director or shadow director of the Company’s local entity in Singapore). If Employee is unclear as to whether he or she is a director, associate director or shadow director of the Company’s local entity in Singapore or the form of the notification, he or she should consult with his or her personal legal advisor.

UNITED KINGDOM

Tax and National Insurance Contributions Acknowledgment. The following provision supplements paragraph 10 of the Agreement:

Employee agrees that if Employee does not pay or the Employer or the Company does not withhold from Employee the full amount of Tax-Related Items that Employee owes in connection with the exercise of the Option and/or the acquisition of Shares pursuant to the exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within ninety (90) days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Employee to the Employer, effective ninety (90) days after the Taxable Event. Employee agrees that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by Employee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Employee by the Employer, by withholding in Shares issued at exercise of the Option or from the cash proceeds from the sale of such Shares or by demanding cash or a cheque from Employee. Employee also authorizes the Company to withhold the transfer of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Employee is an officer or executive director and Tax-Related Items are not collected from or paid by Employee within ninety (90) days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Employee on which additional income tax and National Insurance contributions may be payable. Employee will be responsible for reporting any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

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